EXHIBIT 10.2

PLEDGE AGREEMENT

This Pledge Agreement (the “Agreement”) is made as of December 31, 2007, between BROOKE CORPORATION, a Kansas corporation (the “Parent”), as pledgor, and CITIZENS BANK AND TRUST COMPANY, a Missouri banking corporation (the “Bank”), as pledgee.

Preliminary Statements

(a) Brooke Capital Corporation, a Kansas corporation (the “Borrower”), is indebted to the Bank pursuant to a promissory note dated on or about the date hereof from the Borrower, as maker, to the Bank, as payee, in the stated principal amount of $9,000,000 (as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Note”).

(b) The Parent owns the following shares of stock or other equity interests (collectively, the “Pledged Shares”):

(i)	5,000,000 shares of common stock of the Borrower represented by stock certificate number FA 0031, and 1,795,467 shares of common stock of the Borrower represented by stock certificate number FA 0001 (collectively, the “Group A Shares”);

(ii)	500,000 shares of common stock of the Borrower represented or to be represented by one or more stock certificates (the “Group B Shares”); and

(iii)	6,600,000 shares of common stock of Brooke Credit Corporation, a Delaware corporation (“Brooke Credit”), represented by one or more stock certificates (the “Group C Shares”).

(c) To induce the Bank to extend credit to the Borrower pursuant to the Note, the Parent, as the majority owner of the Borrower, has agreed to pledge and hypothecate to the Bank and to grant to the Bank a security interest in the Pledged Shares to secure, among other obligations, all obligations of the Borrower to the Bank under the Note and all obligations of the Parent to the Bank under this Agreement, in each case whether now existing or hereafter incurred or arising.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties agrees as follows:

1. Pledge. The Parent hereby pledges and hypothecates to the Bank, and grants to the Bank a security interest in, all of the Parent’s right, title and interest in and to the following property, whether such property or right, title or interest is now owned or existing or hereafter acquired or arising (collectively, the “Pledged Collateral”):

(a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and

(b) all proceeds of the foregoing.

If any certificate number or similar designation for any one or more of the Pledged Shares in subparagraph (b) of the Preliminary Statements above is inaccurate, such inaccuracy shall not impair the Bank's security interest; it being understood and agreed that the Bank shall have a security interest in the number of shares or other equity interests described in such subparagraph notwithstanding any such inaccuracy or otherwise.

2. Obligations Secured. This Agreement secures the payment and performance of (a) all existing and future obligations of the Borrower to the Bank under the Note, whether for principal, interest, fees, expenses, indemnification obligations or otherwise, and all other obligations of the Borrower to the Bank of any nature whatsoever, whether existing, future, direct, indirect, contractual, non-contractual, joint, several, acquired, contingent or otherwise, and (b) all existing and future obligations of the Parent to the Bank under this Agreement, whether for expenses, indemnification obligations or otherwise, and all other obligations of the Parent to the Bank of any nature whatsoever, whether existing, future, direct, indirect, contractual, non-contractual, joint, several, acquired, contingent or otherwise. All such obligations described in subparts (a) and (b) immediately above, and all replacements, renewals, extensions, amendments or other modifications thereof, are collectively referred to herein as the “Obligations.”

3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Bank. The Bank shall have the right, at any time in the Bank’s discretion and without notice to the Parent, to transfer to or to register in the name of the Bank or any of the Bank’s nominees any or all of the Pledged Collateral, and to place any or all of the Pledged Collateral, whether or not certificated, in any securities account in the name of the Bank as sole entitlement holder thereof, in each case subject only to the revocable rights specified in Section 7(a).

4. Delay in Delivering Certain Share Certificates. The Bank has a present security interest in all Pledged Shares and all other Pledged Collateral and the Parent authorizes the Bank to file one or more Uniform Commercial Code financing statements against the Parent covering the Pledged Shares and the other Pledged Collateral in such filing jurisdictions as the Bank may elect. The Parent’s failure to deliver any certificates as provided below shall constitute an immediate Event of Default under this Agreement, but such delivery shall not be a condition precedent to the creation, attachment or perfection of the Bank’s security interest in the Pledged Shares and the other Pledged Collateral.

(a) On the date hereof, the Parent shall deliver to the Bank (i) the originals of all certificates representing the Group A Shares, and (ii) such number of blank stock powers, in each case signed by the Parent, as the Bank may request relating to the Group A Shares, the Group B Shares and the Group C Shares.

(b) The Parent shall deliver to the Bank the originals of the certificate(s) representing the Group B Shares on the earlier to occur of (a) one business day after the Parent receives possession of any such certificate(s), or (b) May 16, 2008. If requested by the Bank, the Parent shall also deliver to the Bank at such time such number of blank stock powers, signed by the Parent, relating to the Group B Shares as the Bank may request.

(c) The Parent shall deliver to the Bank the originals of the certificate(s) representing the Group C Shares on the earlier to occur of (a) one business day after the Parent receives possession of such any certificate(s), or (b) January 4, 2008. If requested by the Bank, the Parent shall also deliver to the Bank at such time such number of blank stock powers, signed by the Parent, relating to the Group C Shares as the Bank may request.

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5. Representations and Warranties. The Parent represents and warrants to the Bank as follows:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(b) The Parent is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment and performance of the Obligations.

(d) The Parent has exclusively and continuously owned and held the Group A Shares and Group B Shares, beneficially and of record, for at least two years prior to the date hereof.

(e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Parent of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Parent, or (ii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(f) The Pledged Shares consisting of common stock of the Brook Credit constituted, as of September 30, 2007, 14.29% of the issued and outstanding shares of common stock of the Borrower on a fully diluted basis. As of the date hereof, there has been no material change in such ownership percentage.

(g) The Pledged Shares consisting of common stock of the Borrower constitute 80.83% of the issued and outstanding shares of common stock of the Brooke Credit on a fully diluted basis.

(h) None of the execution or delivery of this Agreement by the Parent and the Bank, the performance by the Parent of its obligations hereunder, or the exercise by the Bank of its rights and remedies hereunder, including, without limitation, sale of the Pledged Collateral at foreclosure violates or otherwise conflicts with the articles of incorporation, by-laws or any other organizational documents of any issuer of any Pledged Shares, or any agreement to which any such issuer is a party, or requires the giving of any notice or the obtainment of any consent in connection therewith, except as may be required by laws affecting the offering and sale of securities generally in connection with any foreclosure or other disposition by the Bank of the Pledged Collateral.

(i) All representations or warranties given by the Borrower in the Note relating to the Parent or any of its properties are true.

6. Further Assurances. The Parent agrees that at any time and from time to time, at the expense of the Parent, the Parent will promptly execute and deliver all further instruments and documents and take all

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further action that the Bank may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce the Bank’s rights and remedies hereunder with respect to any Pledged Collateral.

7. Voting Rights; Dividends.

(a) Pre-Default. So long as no Event of Default has occurred and is continuing, the Parent shall be entitled (i) to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note, and (ii) to receive and retain, free of any security interest hereunder, all non-liquidating dividends and other distributions (other than dividends or other distributions payable in stock or other securities) in each case declared and paid in the ordinary course of business of any issuer of any Pledged Collateral.

(b) Post-Default. Upon the occurrence and during the continuation of any Event of Default, all rights of the Parent to exercise the voting and other consensual rights which the Parent would otherwise be entitled to exercise pursuant to Section 7(a), and all rights of the Parent to receive or retain any dividends or other distributions in respect of the Pledged Collateral pursuant to Section 7(a), shall in each case cease, and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and retain such dividends and other distributions, in the Bank's election, as additional security for or to be applied against the Obligations.

8. Event of Default. Any of the following shall constitute an “Event of Default” under this Agreement: (a) the Borrower fails to pay, perform or observe any obligation of the Borrower to the Bank beyond any applicable grace, cure or notice period, or any event of default (however defined or described) occurs under any agreement between the Borrower and the Bank (including, without limitation, the occurrence of an “Event of Default” as defined in the Note); (b) the Borrower fails to pay any amount owed to any creditor other than the Bank relating to borrowed money or similar indebtedness or any guaranty thereof or any event of default (however defined or described) occurs under such indebtedness or guaranty; (c) the Parent fails to pay, perform or observe any obligation of the Parent to the Bank beyond any applicable grace, cure or notice period, or any event of default (however defined or described) occurs under any agreement between the Parent and the Bank; (d) the owners of the stock or other equity interests of the Borrower as of the date hereof shall fail to maintain majority ownership and voting control of the Borrower; (e) the owners of the stock or other equity interests of the Parent as of the date hereof shall fail to maintain majority ownership and voting control of the Parent; (f) Robert Orr, Keith Bouchey, Michael Hess, Leland Orr, Carl Baranowski, Kyle Garst or Dane Devlin dies, is judicially declared incompetent or fails to perform fully those duties being performed by him or her for the benefit of the Borrower or the Parent on the Closing Date; (g) any bankruptcy or other insolvency proceeding is filed by or against the Borrower or the Parent; (h) one or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate during any 12-month period is rendered against the Borrower and/or the Parent; (i) any material regulatory investigation, proceeding or action against the Borrower or the Parent is commenced; (j) any representation or warranty made by or on behalf of or concerning the Borrower or the Parent in connection with any Credit Document proves to be incorrect, incomplete or misleading in any material respect when made, or any such representation or warranty becomes incorrect, incomplete or misleading in any material respect and the Borrower or the Parent, as the case may be, fails to give the Bank prompt written notice thereof; (k) the value of the common stock of Brooke Credit Corporation falls below $2.40 share; or (l) in the Bank's reasonable judgment, there occurs any material adverse change in the financial condition or economic prospects of the Borrower or the Parent or the value or liquidity of or the Bank's lien on any Collateral.

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9. Quarterly Covenant Compliance Certificate; Notice of Default. The Parent agrees to deliver to the Bank, within 15 days after the end of each calendar quarter, beginning with the calendar quarter ending March 31, 2008, a certificate signed by the President or Chief Financial Officer of the Parent stating that, for such quarter, the Parent complied with all of its obligations under the Credit Documents (as defined in the Note) to which it is a party (or, if such is not the case, a statement of what obligations the Parent did not comply with and what steps the Parent has undertaken or proposes to undertake in respect thereof) and that, as of the last day of such fiscal quarter, all representations and warranties in the Credit Documents made by or on behalf of or otherwise concerning the Parent are correct and not misleading in all material respects (or, if such is not the case, a statement of which representations or warranties are not true or are misleading). If an Event of Default occurs, or if any event occurs that, with the passage of time, giving of notice or both, would become an Event of Default, the Parent agrees to give the Bank written notice of the same within five days after the occurrence of such Event of Default or event, as the case may be.

10. Transfers and Other Liens; Additional Shares.

(a) The Parent will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

(b) Without limiting any other provisions of this Agreement, if any “stock split” is declared with respect to any Pledged Shares or other Pledged Collateral by any issuer thereof or otherwise, or if any dividends or other distributions payable in additional shares of stock or other equity interests of any issuer of any Pledged Shares or other Pledged Collateral is declared, or if any other stock or other equity interests or other property of any issuer or any other person is issued or otherwise distributed with respect to any Pledged Shares or any other Pledged Collateral (other than non-liquidating cash dividends when no Event of Default exists), then in each such event the Parent shall immediately deliver such stock, other equity interests or other property (and all certificates or the like representing the same) to the Bank, together with such blank stock powers or other instruments of transfer, in each case signed by the Parent, as the Bank may request, and all such stock, other equity interests and other property shall constitute Pledged Collateral and shall secure the Obligations.

11. Bank Appointed Attorney-in-Fact. The Parent hereby appoints the Bank the Parent's attorney-in-fact, with full authority in the place and stead of the Parent and in the name of the Parent or otherwise, from time to time in the Bank’s discretion to take any action and to execute any instrument which the Bank may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Parent representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to sign and deliver any stock powers, securities account agreements or other agreements or instruments in connection with the holding, registration or sale or other disposition of any or all of the Pledged Collateral. The foregoing attorney-in-fact appointment and authorization is coupled with an interest and shall be irrevocable until such time as all Obligations are indefeasibly paid in full and the Bank has no commitment to extend credit to or for the benefit of the Borrower or the Parent.

12. Bank May Perform. If the Parent fails to perform any agreement contained herein, the Bank may itself perform, or cause the performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Parent under Section 15.

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13. Reasonable Care. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Bank’s possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank accords the Bank’s own property, it being understood that the Bank shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

14. Remedies Upon Default. If any Event of Default has occurred and is continuing:

(a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Bank, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) as in effect in the State of Missouri at that time, and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parts at public or private sale, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Parent agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Parent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. With respect to any of the Pledged Collateral that consists of securities not registered under the securities laws of the United States or any state, the Parent agrees that it shall be commercially reasonable for the Bank to sell the Pledged Collateral to a buyer who will represent that such buyer is purchasing solely for investment and not with a view to the resale or distribution of such securities, or in such other manner as counsel for the Bank may require to comply with applicable securities laws.

(b) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 15) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Parent or to whomsoever may be lawfully entitled to receive such surplus.

15. Expenses. The Parent will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of the Bank’s counsel and of any experts and agents, which the Bank may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Bank hereunder, and/or (c) the failure by the Parent to pay, perform or observe any of the provisions hereof.

16. Securities Laws; Private Sales. The Parent acknowledges that, because all or part of the Pledged Collateral may not be registered under federal or state securities laws (collectively, together with related federal or state rules and regulations, “Securities Laws”), or because of the relationship of the Parent to the Pledged Collateral or any issuer of all or part of the Pledged Collateral, or because of other facts or

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circumstances which may now or hereafter exist, the Bank’s legal or practical ability to foreclose on or otherwise dispose of all any part of the Pledged Collateral may be severally limited, or subject to other restrictions, and that such limitations or restrictions may materially and adversely affect the price at which, but for such limitations or restrictions, the Pledged Collateral could have been sold and/or the manner in which the Pledged Collateral could have been sold. Because of these limitations and restrictions, the Parent agrees that it shall be commercially reasonable for the Bank to dispose of all or any part of the Pledged Collateral by a private sale, even though there may be a public market for all or part of the Pledged Collateral, and to dispose of all or part of the Pledged Collateral by sale thereof to an investment bank, broker, market maker or other buyer, even though such buyer may intend to resell all or part the Pledged Collateral it purchased at a price which exceeds the price paid by such buyer or keep such Pledged Collateral for its own account, and even though the price obtained by virtue of a private sale may be less than that that could be obtained by a public auction or, if a public market exists for the Pledged Collateral, by sale thereof in such public market.

17. Standards for Exercising Rights and Remedies. Without limiting the provisions of Section 16 above, to the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Parent acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare all or any part of the Pledged Collateral for disposition, (b) if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Pledged Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against issuers or other persons obligated on all or any part of the Pledged Collateral or to fail to remove liens on or any adverse claims against all or any part of the Pledged Collateral, (d) to exercise collection or enforcement remedies against issuers and other persons obligated on all or any part of the Pledged Collateral directly or through the use of third parties including collection agencies and other collection specialists, (e) if not prohibited by other law, to advertise dispositions of Pledged Collateral through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (f) if not prohibited by other law, to contact other persons, whether or not in the same business as the Parent, for expressions of interest in acquiring all or any part of the Pledged Collateral, (g) to hire one or more professional auctioneers or securities specialists to assist in the disposition of Pledged Collateral, whether or not the Pledged Collateral is of a specialized nature, (h) if not prohibited by other law, to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition or other warranties, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Pledged Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Pledged Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Pledged Collateral. The Parent acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would fulfill the Bank’s duties under the Uniform Commercial Code or other law of any other relevant jurisdiction in the Bank’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing contained in this Section shall be construed to grant any rights to the Parent or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

18. Amendments; Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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19. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon the Parent and the Parent's successors, personal representative, heirs and assigns, as the case may be, and (c) inure to the benefit of the Bank and the Bank's successors, personal representatives, heirs, transferees and assigns, as the case may be. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer the Note to any other person, and such person shall thereupon become vested with the benefits in respect thereof granted to the Bank herein or otherwise. Upon the payment in full of the Obligations, the Parent shall be entitled to the return, upon the Parent’s request and at the Parent's expense, of such of the Pledged Collateral as shall not have been otherwise applied pursuant to the terms hereof.

20. Governing Law; Terms. This Agreement shall be governed by the laws of the State of Missouri, without regard to any conflict-of-law rule thereof giving effect to the laws of any other jurisdiction.

21. Consent to Jurisdiction. As part of the consideration for new value this day received, the Parent consents to the jurisdiction of any state court located in Livingston County, Missouri or any federal court located in the Western District of Missouri, and waives personal service of any and all process upon the Parent and consents that all such service of process be made by certified or registered mail directed to the Parent at the Parent’s last known address as reflected in the Bank’s records and service so made shall be deemed to be completed upon delivery thereto. The Parent waives any objection to jurisdiction and venue of any action instituted against the Parent as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Parent further agrees not to assert against the Bank (except by way of a defense or counterclaim in a proceeding initiated by the Bank) any claim or other assertion of liability with respect to any of the Credit Documents (as defined in the Note), the Bank’s actions or inactions or otherwise in any jurisdiction other than the foregoing jurisdiction(s). Nothing in this Section shall prohibit the Bank from asserting any claims or other assertions of liability against the Parent or any of its properties in any other courts that have proper jurisdiction.

22. Waiver of Jury Trial; Limitation on Damages. To the fullest extent permitted by law, and as separately bargained-for consideration to the Bank, the Parent waives any right to trial by jury (which the Bank also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of the Credit Documents (as defined in the Note) or the Bank’s actions or inactions in respect thereof. To the fullest extent permitted by law, and as separately bargained-for consideration to the Bank, the Parent also waives any right it may have at any time to claim or recover in any litigation or other dispute involving the Bank, whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Parent acknowledges that the Bank is relying upon and would not enter into the transactions described herein on the terms and conditions set forth herein but for the Parent’s waivers and agreements under this Section.

23. Counterparts; Fax Signatures. The parties may execute this Agreement by signing one or more counterparts by different signatories thereto. This Agreement may be validly executed and delivered by fax or other electronic transmission.

[signature page(s) to follow]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

BROOKE CORPORATION

By:	/s/ Keith E. Bouchey
Keith E. Bouchey
President & CEO

CITIZENS BANK AND TRUST COMPANY

By:	/s/ Roger M. Arwood
Name:	Roger M. Arwood
Title:	CEO

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